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                                                                     Exhibit (h)
                                                                     -----------

                             Joint Filing Agreement

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $1.00 per share, of Synthetic Industries, Inc. This Joint Filing Agreement shall be filed as an exhibit to the Statement on Schedule 13D.

                                   SIND ACQUISITION, INC.

                                   By:  /s/ Christopher J. O'Brien
                                        --------------------------------
                                        Name:    Christopher J. O'Brien
                                        Title:   President

Dated:  November 15, 1999

                                   SIND HOLDINGS, INC.

                                   By:  /s/ Christopher J. O'Brien
                                        --------------------------------
                                        Name:    Christopher J. O'Brien
                                        Title:   President

Dated:  November 15, 1999

                                   INVESTCORP S.A.

                                   By:  /s/ Lawrence B. Kessler
                                        --------------------------------
                                        Name:    Lawrence B. Kessler
                                        Title:   Authorized Representative

Dated:  November 15, 1999

                                   SIPCO LIMITED

                                   By:  /s/ Gary S. Long
                                        --------------------------------
                                        Name:    Gary S. Long
                                        Title:   Director

Dated:  November 15, 1999